Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated February 20, 2018, relating to the consolidated financial statements of Nutrien Ltd. (the “Company”) as at December 31, 2017 and for the period from the date of incorporation on June 2, 2017 to December 31, 2017, appearing in the Current Report on Form 6-K dated February 26, 2018.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Professional Accountants

February 27, 2018

Saskatoon, Canada

/s/ KPMG LLP

Chartered Professional Accountants

February 27, 2018

Calgary, Canada